As filed with the Securities and Exchange Commission on January 7, 2002

                                                      Registration No. 333-52452
--------------------------------------------------------------------------------

                                  UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                               ------------------

                         POST-EFFECTIVE AMENDMENT NO. 1
                                   TO FORM S-8
             REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

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                               DELUXE CORPORATION
             (Exact name of registrant as specified in its charter)

                  MINNESOTA                              41-0216800
      (State or other jurisdiction of                 (I.R.S. Employer
       incorporation or organization)                Identification No.)

 3680 VICTORIA ST. N., SHOREVIEW, MINNESOTA              55126-2966
  (Address of principal executive offices)               (Zip Code)

                  DELUXE CORPORATION DEFERRED COMPENSATION PLAN
                               (2001 RESTATEMENT)
                            (Full title of the plan)

             Lawrence J. Mosner              Copy to: Robert A. Rosenbaum, Esq.
    Chairman and Chief Executive Officer           Dorsey & Whitney LLP
             Deluxe Corporation                        Suite 1500
            3680 Victoria St. N.                  50 South Sixth Street
       Shoreview, Minnesota 55126-2966         Minneapolis, Minnesota 55402
              (651) 483-7111                         (612) 340-5681
(Name, address and telephone number, including area code, of agent for service)

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                                     PART II
               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

         This Post-Effective Amendment No. 1 to the registrant's Form S-8 Registration Statement filed on December 21, 2000 (File No. 333-52452) amends the "Description of Securities" in its entirety, replaces Exhibit 4.1 to the Form S-8 Registration Statement with new Exhibits 4.1 and 4.2, as listed herein, adds new Exhibits 4.3, 4.6 and 4.7 and renumbers certain other exhibits.

ITEM 4. DESCRIPTION OF SECURITIES.

         The securities offered hereby are Deferred Compensation Obligations (as defined below) of Deluxe which are being offered to eligible employees of Deluxe and its subsidiaries under the Deluxe Corporation Deferred Compensation Plan (2001 Restatement), as amended. The Plan permits participants to defer base salary, hiring bonuses and cash incentive compensation in accordance with the terms of the Plan. The amount of compensation to be deferred by each participant will be based on elections by each participant under the terms of the Plan. The amounts of base salary, hiring bonuses and cash incentive compensation deferred by participants under the Plan are referred to as "Deferred Compensation Obligations." The Deferred Compensation Obligations are denominated and paid in U.S. dollars and will be payable on the date or dates selected by each participant in accordance with the terms of the Plan or on such other date or dates as specified in the Plan. The Deferred Compensation Obligations are not convertible into another security of Deluxe.

         In connection with the Plan, Deluxe has created a non-qualified grantor trust (the "Trust"), commonly known as a "Rabbi Trust." On a semi-annual basis, Deluxe will determine the amount needed to pay the accrued liabilities under the Plan, and will fund the Trust at a level equal to 100% of those liabilities. Although the assets of the Trust are set aside to be used solely to pay benefits under the Plan, the assets of the Trust are subject to the claims of general creditors of Deluxe. As a result, the Deferred Compensation Obligations will be unsecured obligations of Deluxe to pay deferred compensation in the future in accordance with the terms of the Plan, and will rank equally with other unsecured indebtedness of Deluxe from time to time outstanding.

         The amounts of base salary, hiring bonuses and cash incentive compensation deferred by a participant (a "Deferral") will be credited with earnings and investment gains and losses by assuming that the Deferral was invested in one or more investment options. The investment options are selected by Deluxe's Management Committee and the investment among those options is selected by the participant in accordance with the terms of the Plan. The investment options include various investment funds, with different degrees of risk. Participants may reallocate amounts among the various investment options on a quarterly basis. The Deferrals will not actually be invested in the investment options available under the Plan.

         Deluxe will also credit to participants' Deferral accounts certain amounts specified in the Plan related to Deluxe's compensation-based benefit plans.


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         Deluxe reserves the right to amend, modify or terminate the Plan at any time.

         A participant's rights or the rights of any other person to receive payment of Deferred Compensation Obligations may not be sold, assigned, transferred, pledged, garnished or encumbered, except by a written designation of a beneficiary under the Plan.

ITEM 8. EXHIBITS.

4.1      Deluxe Corporation Deferred Compensation Plan (2001 Restatement).

4.2 First Amendment of Deluxe Corporation Deferred Compensation Plan (2001 Restatement), dated October 26, 2001.

4.3 Deluxe Corporation Deferred Compensation Plan Trust, effective November 19, 2001.

4.4 Amendment No. 1 to Amended and Restated Rights Agreement, entered into as of January 21, 2000, between Deluxe and Norwest Bank Minnesota, National Association, as Rights Agent (incorporated by Reference to
         Exhibit 4.1 to the registrant's Amended Quarterly Report on Form 10-Q/A filed with the Securities and Exchange Commission (the "Commission") on August 18, 2000).

4.5 Amended and Restated Rights Agreement, dated as of January 31, 1997, by and between Deluxe and Norwest Bank Minnesota, National Association, as Rights Agent, which includes as Exhibit A thereto the form of Rights Certificate (incorporated by reference to Exhibit 4.1 to the registrant's Amendment No. 1 on Form 8-A/A-1 (File No. 001-07945) filed with the Commission on February 7, 1997).

4.6 Credit Agreement dated as of August 24, 2001, among the Company, Bank One, N.A. as administrative agent, The Bank of New York as syndication agent and the other financial institutions party thereto, related to a $350,000,000 revolving credit agreement (incorporated by reference to Exhibit 4.4 to the registrant's Quarterly Report on Form 10-Q for the quarter ended September 30, 2001).

4.7 Indenture, relating to up to $300,000,000 of debt securities (incorporated by reference to Exhibit 4.1 to the Company's Registration Statement on Form S-3 (33-62041) filed with the Commission on August 23, 1995).

5.1*     Opinion of Dorsey & Whitney LLP.

23.1*    Consent of Deloitte & Touche LLP.

23.2* Consent of Dorsey & Whitney LLP (contained in Exhibit 5.1 to this registration statement).

24.1*    Power of Attorney.

*Previously filed.


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                                   SIGNATURES

         Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Post-Effective Amendment No. 1 to the Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Shoreview, State of Minnesota, on January 2, 2002.



                                               DELUXE CORPORATION

                              By:   /s/        ANTHONY C. SCARFONE
                                    --------------------------------------------
                                               Anthony C. Scarfone
                                             Senior Vice President,
                                         General Counsel and Secretary

         Pursuant to the requirements of the Securities Act of 1933, this Post-Effective Amendment No. 1 to the Registration Statement has been signed by the following persons in the capacities indicated on January 2, 2002.

         Signature                                  Title
         ---------                                  -----

/s/ LAWRENCE J. MOSNER
-----------------------------       Chairman of the Board and
Lawrence J. Mosner                  Chief Executive Officer and Director
                                    (principal executive officer)


/s/ DOUGLAS J. TREFF                Senior Vice President and
-----------------------------       Chief Financial Officer
Douglas J. Treff                    (principal financial and accounting officer)


    *                               Director
-----------------------------
Calvin W. Aurand, Jr.


    *                               Director
-----------------------------
Ronald E. Eilers


    *                               Director
-----------------------------
Daniel D. Granger


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    *                               Director
-----------------------------
Barbara B. Grogan


    *                               Director
-----------------------------
Charles A. Haggerty


    *                               Director
-----------------------------
Donald R. Hollis


    *                               Director
-----------------------------
Cheryl E. Mayberry


    *                               Director
-----------------------------
Stephen P. Nachtsheim


    *                               Director
-----------------------------
Robert C. Salipante


*   /s/ Anthony C. Scarfone
    -------------------------------------
    Anthony C. Scarfone, Attorney-in-Fact

    *Pursuant to a power of attorney filed with the Securities and Exchange Commission as Exhibit 24.1 to the Registration Statement on Form S-8 filed on December 21, 2000.


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                                  EXHIBIT INDEX

EXHIBIT
NUMBER               DESCRIPTION                        METHOD OF FILING
--------  ----------------------------------    --------------------------------

   4.1    Deluxe Corporation Deferred           Filed herewith.
          Compensation Plan (2001
          Restatement).

   4.2    First Amendment of Deluxe             Filed herewith.
          Corporation Deferred
          Compensation Plan (2001
          Restatement), dated October 26,
          2001.

   4.3    Deluxe Corporation Deferred           Filed herewith.
          Compensation Plan Trust,
          effective November 19, 2001.

   4.4    Amendment No. 1 to Amended and        Incorporated by Reference to
          Restated Rights Agreement, entered    Exhibit 4.1 to the registrant's
          into as of January 21, 2000,          Amended Quarterly Report on Form
          between Deluxe and Norwest Bank       10-Q/A filed with the Securities
          Minnesota, National Association, as   and Exchange Commission (the
          Rights Agent.                         "Commission") on August 18,
                                                2000.

   4.5    Amended and Restated Rights           Incorporated by reference to
          Agreement, dated as of January        Exhibit 4.1 to the registrant's
          31, 1997, by and between Deluxe       Amendment No. 1 on Form 8-A/A-1
          and Norwest Bank Minnesota,           (File No. 001-07945) filed with
          National Association, as Rights       the Commission on February 7,
          Agent, which includes as Exhibit      1997.
          A thereto the form of Rights
          Certificate.

   4.6    Credit Agreement dated as of          Incorporated by reference to
          August 24, 2001, among the            Exhibit 4.4 to the registrant's
          Company, Bank One, N.A. as            Quarterly Report on Form 10-Q
          administrative agent, The Bank        for the quarter ended September
          of New York as syndication agent      30, 2001.
          and the other financial
          institutions party thereto,
          related to a $350,000,000
          revolving credit agreement.

   4.7    Indenture, relating to up to          Incorporated by reference to
          $300,000,000 of debt securities.      Exhibit 4.1 to the Company's
                                                Registration Statement on Form
                                                S-3 (33-62041) filed with the
                                                Commission on August 23, 1995.

   5.1    Opinion of Dorsey & Whitney LLP.      Previously filed.

   23.1   Consent of Deloitte & Touche LLP.     Previously filed.

   23.2   Consent of Dorsey & Whitney LLP       Previously filed.
          (contained in Exhibit 5.1 to
          this registration statement).

   24.1   Power of Attorney.                    Previously filed.


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